NORTH CAROLINA
Department of the Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF INCORPORATION

OF

SHEFFORD SMALL BUSINESS, INC.

the original of which was filed in this office on the 13th day of November, 2025.

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IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 13th day of November, 2025.

Elaine F. Marshall

Secretary of State

State of North Carolina
Department of the Secretary of State

ARTICLES OF INCORPORATION

SOSID: 3166849
Date Filed: 11/13/2025 1:58:00 PM
Elaine F. Marshall
North Carolina Secretary of State
C2025 308 00371

Pursuant to §55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1. The name of the corporation is: Shefford Small Business, Inc.

2. The number of shares the corporation is authorized to issue is: 110000000

3. These shares shall be: ***(check either a or b)***

   a. ☐ All of one class, designated as common stock; or

   b. ☒ Divided into classes or series within a class as provided in the attached schedule, with the information required by N.C.G.S. Section 55-6-01.

4. The name of the initial registered agent is: Shefford & Associates, LLC (1946152)

5. The North Carolina street address and county of the initial registered office of the corporation is:

   Number and Street 1852 Banking St PMB 29551

   City Greensboro State NC Zip Code 27408 County Guilford

6. The mailing address, ***if different from the street address,*** of the initial registered office is:

   Number and Street 1852 Banking St, Unit 29551

   City Greensboro State NC Zip Code 27408 County Guilford

7. Principal office information: (***must select either a or b.***)

   a. ☒ The corporation has a principal office.

   The principal office telephone number: (646) 330-0977

   The street address and county of the principal office of the corporation is:

   Number and Street 1852 Banking St PMB 29551

   City Greensboro State NC Zip Code 27408 County Guilford

   The mailing address, ***if different from the street address***, of the principal office of the corporation is:

   Number and Street __________

   City ________ State ______ Zip Code ______ County ______

   b. ☐ The corporation does not have a principal office.

8. Any other provisions, which the corporation elects to include, i.e., the purpose of the corporation, are attached.

9. The name and address of each incorporator is as follows:

Shefford & Associates, LLC. - 1852 Banking Street, Suite 29551 greensboro, NC 27408

10. **(Optional):** Listing of Company Officers (See instructions on why this is important)

President - Jonathan Cross - 1852 Banking Street, Suite 29551 greensboro, NC 27408

11. **(Optional):** Please provide a business e-mail address: Privacy Redaction.
The Secretary of State's Office will e-mail the business automatically at the address provided at no charge when a document is filed. The e-mail provided will not be viewable on the website. For more information on why this service is being offered, please see the instructions for this document.

12. These articles will be effective upon filing, unless a future date is specified:

____

This the 4 day of Novembei 20 25

Shefford & Associates, LLC. *Incorporator*

Jonathan Cross

Signature

Jonathan Cross - President

Type or Print Name and Title

NOTES:

1. **Filing fee is $125. This document must be filed with the Secretary of State.**

3. (Continued) Stock Schedule - Shefford Small Business, Inc.

Class	Shares	Par Value
Common	100000000	0.0001
Preferred	10000000	0.0001